Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND GLOBAL HOLDINGS INC., a Delaware corporation (the “Corporation”), which anticipates filing with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 for the registration of guarantees of indebtedness of the Corporation’s subsidiaries, hereby constitutes and appoints PETER J. GANZ, MICHAEL S. ROE AND JENNIFER I. HENKEL, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, as attorneys-in-fact to execute and file on behalf of the undersigned and in the undersigned’s name, place and stead, as a Director or an Officer of the Corporation, such registration statement and any or all amendments (including post-effective amendments and any related registration statements pursuant to Rule 462) and any and all applications and documents to be filed with the Securities and Exchange Commission pertaining to the registration statement, with full power and authority to do and perform any and all acts and things whatsoever necessary or advisable to be done in the premises, as fully and for all intents and purposes as the undersigned could do in person, hereby ratifying and approving the acts of said attorneys-in-fact and any such substitute.

Dated: October 12, 2016

/s/ William A. Wulfsohn William A. Wulfsohn Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	/s/ Vada O. Manager Vada O. Manager Director

/s/ J. Kevin Willis	/s/ Barry W. Perry
J. Kevin Willis	Barry W. Perry
Senior Vice President and Chief Financial Officer	Director
(Principal Financial Officer)

/s/ J. William Heitman	/s/ Mark C. Rohr
J. William Heitman	Mark C. Rohr
Vice President and Controller	Director
(Principal Accounting Officer)

/s/ Brendan M. Cummins	/s/ George A. Schaefer, Jr.
Brendan M. Cummins	George A. Schaefer, Jr.
Director	Director

/s/ William G. Dempsey	/s/ Janice J. Teal
William G. Dempsey	Janice J. Teal
Director	Director

/s/ Stephen F. Kirk	/s/ Michael J. Ward
Stephen F. Kirk	Michael J. Ward
Director	Director